Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: ENERGY XXI, LTD, et al., Debtors.[1]	§ § § § § §	Case No. 16-31928 (Chapter 11) Jointly Administered Related to Docket Nos. 1672, 1791

FINDINGS OF FACT, CONCLUSIONS

OF LAW, AND ORDER CONFIRMING THE DEBTORS’

SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having:

a.	commenced the chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on April 14, 2016 (the “Petition Date”);

b.	continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.	filed, on May 20, 2016, (i) the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 327], (ii) the Disclosure Statement for the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 328], and (iii) the Debtors’ Motion for Entry of an Order (A) Approving the Disclosure Statement and the Form and Manner of Service Related Thereto, (B) Setting Dates for the Objection Deadline and Hearing Relating to Confirmation of the Plan, and (C) Granting Related Relief [Docket No. 329];

[1]	The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are: Anglo-Suisse Offshore Pipeline Partners, LLC (9562), Delaware EPL of Texas, LLC (9562), Energy Partners Ltd., LLC (9562), Energy XXI GOM, LLC (0027), Energy XXI Gulf Coast, Inc. (8595), Energy XXI Holdings, Inc. (1638), Energy XXI, Inc. (2108), Energy XXI Leasehold, LLC (8121), Energy XXI Ltd (9286), Energy XXI Natural Gas Holdings, Inc. (7517), Energy XXI Offshore Services, Inc. (4711), Energy XXI Onshore, LLC (0308), Energy XXI Pipeline, LLC (5863), Energy XXI Pipeline II, LLC (8238), Energy XXI Services, LLC (3999), Energy XXI Texas Onshore, LLC (0294), Energy XXI USA, Inc. (8552), EPL of Louisiana, L.L.C. (9562), EPL Oil & Gas, Inc. (9562), EPL Pioneer Houston, Inc. (9749), EPL Pipeline, L.L.C. (1048), M21K, LLC (3978), MS Onshore, LLC (8573), Natural Gas Acquisition Company I, LLC (0956), Nighthawk, L.L.C. (9562), and Soileau Catering, LLC (2767). The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 1021 Main Street, Suite 2626, Houston, Texas 77002.

d.	filed, on June 14, 2016, the Notice of Filing of Clean and Blackline Versions of the Amended Disclosure Statement for the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 502];

e.	filed, on July 12, 2016, the Notice of Filing of Clean and Blackline Versions of the Second Amended Disclosure Statement for the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 779];

f.	filed on July 13, 2016, (i) the Notice of Filing of Certain Revised Exhibits in Connection with the Disclosure Statement for the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 781] and (ii) the Notice of Filing of Amended Order (A) Approving the Disclosure Statement and the Form and Manner of Service Related Thereto, (B) Setting Dates for the Objection Deadline and Hearing Related to Confirmation of the Plan, and (C) Granting Related Relief [Docket No. 783];

g.	filed, on July 18, 2016, (i) the Notice of Filing of Solicitation Version of the Debtors’ Third Amended Disclosure Statement for the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 809] (as may be further modified, supplemented, or otherwise amended from time to time, the “Disclosure Statement”) and (ii) the Notice of Filing of Solicitation Version of the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 810] (the “Original Plan”);

h.	caused solicitation materials and notice of the deadline for objecting to confirmation of the Original Plan to be distributed by July 26, 2016, and continuing thereafter, consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Disclosure Statement Order (as defined herein), which Disclosure Statement Order also approved, among other things, solicitation procedures (the “Initial Solicitation Procedures”) and related notices, forms, Ballots, and Master Ballots, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 894];

i.	caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published on July 22, 2016 in The Wall Street Journal (National Edition), the Houston Chronicle, and the Royal Gazette, as evidenced by the Notice of Filing of Publication Affidavits [Docket No. 1188];

j.	filed, on August 22, 2016, the Notice of Filing of Plan Supplement to the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1116];

k.	filed, on August 26, 2016, the Notice of Filing of First Amended Plan Supplement to the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1168];

l.	filed, on September 26, 2016, the Notice of Filing of Solicitation Version of the Supplement to the Debtors Third Amended Disclosure Statement for the Debtors Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1417] and the Notice of Filing of Solicitation Version of the Debtors First Amended Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1418] (the “Prior Plan”);

m.	filed, on October 10, 2016, the Filing of Revised Proposed Scheduling Order (A) Adjourning the Confirmation Hearing and Extending Related Deadlines and (B) Extending the Filing Exclusivity Period and Soliciting Exclusivity Period [Docket No. 1503];

n.	filed, on October 20, 2016, the Notice of Filing of Second Revised Proposed Scheduling Order (A) Adjourning the Confirmation Hearing and Extending Related Deadlines and (B) Extending the Filing Exclusivity Period and Soliciting Exclusivity Period [Docket No. 1554];

o.	filed, on November 21, 2016, the Notice of Filing of Solicitation Version of the Debtors Second Amended Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1672] (the “Plan”) and the Notice of Filing of Solicitation Version of the Second Supplement to the Third Amended Disclosure Statement Setting Forth Modifications to the Debtors Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1673] (as may be further modified, supplemented, or otherwise amended from time to time, the “Disclosure Statement Supplement”);

p.	filed, on November 21, 2016, the Notice of Filing of Supplement to the Debtors Second Amended Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1681] (as may be further modified, supplemented, or otherwise amended from time to time, the “First Plan Supplement”);

q.	Caused solicitation and notice of the deadline for objecting to confirmation of the Plan to be distributed by November 23, 2016, and continuing thereafter, consistent with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order (as defined herein), and the Solicitation Procedures, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 1723];

r.	filed, on December 2, 2016, the Notice of Filing of Second Supplement to the Debtors Second Amended Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1740] (the “Second Plan Supplement”);

s.	filed, on December 5, 2016, the Notice of Filing of Third Supplement to the Debtors Second Amended Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1748];

t.	filed, on December 8, 2016, the Notice of Filing of Fourth Supplement to the Debtors Second Amended Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1764] (together with the First Plan Supplement and the Second Plan Supplement, as may be further modified, supplemented, or otherwise amended from time to time, the “Plan Supplement”)[2];

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan, Plan Supplement, or the Disclosure Statement Supplement, as applicable.

u.	filed, on December 12, 2016, the Debtors’ Memorandum of Law in Support of Confirmation of the Debtors’ Joint Chapter 11 Plan of Reorganization [Docket No. 1791] (the “Confirmation Brief”) which included the Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC, Regarding Voting and Tabulation of Ballots Cast on the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization (as may be amended, modified, or supplemented, the “Voting Certification”) as Exhibit C thereto; and

the Court having:

a.	entered the Order (A) Approving the Disclosure Statement and the Form and Manner of Service Related Thereto, (B) Setting Dates for the Objection Deadline and Hearing Relating to Confirmation of the Plan, and (C) Granting Related Relief [Docket No. 805] (the “Disclosure Statement Order”);

b.	entered the Order (A) Approving the Adequacy of the Second Supplement to the Debtors’ Third Amended Disclosure Statement Setting Forth Modifications to the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization and the Continued Solicitation of the Plan and (B) Granting Related Relief approving updated solicitation and tabulation procedures with respect to the Plan (together with the Initial Solicitation Procedures, the “Solicitation Procedures”) updating notices, forms, Ballots, and Master Ballots (together with the Disclosure Statement Order, the “Solicitation Order”) [Docket No. 1670] which conditionally approved the Disclosure Statement Supplement (as defined herein);

c.	set September 6, 2016, at 4:00 p.m. (Central Time) as the original deadline for filing objections in opposition to the Original Plan, which deadline was subsequently extended to December 9, 2016 at 4:00 p.m. (Central Time) with respect to the Plan (the “Plan Objection Deadline”) as set forth in the Order (A) Adjourning the Confirmation Hearing and Extending Related Deadlines and (B) Extending the Filing Exclusivity Period. Notice of Adjournment of Status Conference and Confirmation Hearing [Docket No. 1671] and the Order Extending Plan Voting Deadline [Docket No. 1739];

d.	set September 6, 2016, at 5:00 p.m. (Central Time) as the original deadline for voting on the Original Plan, which deadline was subsequently extended to December 9, 2016 at 4:00 p.m. (Central Time) as set forth in the Solicitation Order;

e.	set December 13, 2016, at 9:00 a.m. (Central Time) as the date and time for the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

f.	reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Disclosure Statement Supplement, the Plan Supplement, the Memorandum of the Official Committee of Unsecured Creditors in Support of Confirmation of the Debtors’ Second Amended Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1789], the Voting Certification, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

g.	held the Confirmation Hearing;

h.	heard the statements, arguments, and objections made by counsel in respect of Confirmation;

i.	considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation;

j.	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in the Chapter 11 Cases; and

k.	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered or adduced by counsel at the Confirmation Hearing and the entire record of the Chapter 11 Cases establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact and Conclusions of Law and Orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.            The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. The findings and conclusions of the Court pursuant to Bankruptcy Rule 7052 set forth in the record at the Confirmation Hearing are incorporated as if set forth herein. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction, Venue, and Core Proceeding.

2.            The Court has jurisdiction over the Chapter 11 Cases pursuant to sections 157 and 1334 of title 28 of the United States Code. The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code. Confirmation of the Plan is a core proceeding within the meaning of section 157(b)(2) of title 28 of the United States Code and the Court may enter a final order consistent with Article III of the United States Constitution.

C.	Eligibility for Relief.

3.            The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of the Chapter 11 Cases.

4.            On the Petition Date, each of the Debtors commenced a chapter 11 case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. By prior order of the Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 [Docket No. 23]. The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases. On April 26, 2016, the Office of the United States Trustee for the Southern District of Texas (the “U.S. Trustee”) appointed the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) [Docket No. 142], which was reconstituted on June 3, 2016 [Docket No. 395] again on July 5, 2016 [Docket No. 701]. On June 15, 2016, the Court entered an order directing the appointment of an official committee of equity holders (the “Equity Committee”) appointed by the U.S. Trustee on June 17, 2016 [Docket No. 510].

E.	Burden of Proof—Confirmation of the Plan.

5.            The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

F.	Disclosure Statement Supplement

6.            The Disclosure Statement Supplement (as the same may be updated, supplemented, amended and/or otherwise modified from time to time) contains “adequate information” within the meaning of Section 1125 of the Bankruptcy Code and is hereby approved in all respects.

7.            The period during which the Debtors solicited acceptances to the Plan and the manner of such solicitation is a reasonable and adequate period of time and appropriate process for creditors to have made an informed decision to accept or reject the Plan.

G.	Notice and Transmittal of Solicitation Materials; Adequacy of Solicitation Notices.

8.            The Plan, Plan Supplement, the Disclosure Statement, the Disclosure Statement Supplement, the Disclosure Statement Order, the Solicitation Order, the ballots for voting on the Plan (including the ballots distributed with respect to prior versions of the Plan) (the “Ballots”), the Confirmation Hearing Notice, and the other materials distributed by the Debtors in connection with Confirmation of the Plan (collectively, the “Confirmation Materials”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Bankruptcy Local Rules for the Southern District of Texas (the “Bankruptcy Local Rules”), and with the procedures set forth in the Disclosure Statement Order and the Solicitation Order. Notice of the Confirmation Hearing was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases. The transmittal and service of the Confirmation Materials complied with the approved Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations. Additionally, due, adequate and sufficient notice of the Disclosure Statement Supplement as included in the Emergency Motion for Entry of an Order (A) Approving the Adequacy of the Second Supplement to the Third Amended Disclosure Statement Setting Forth Modifications to the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization and the Continued Solicitation of the Plan and (B) Granting Related Relief [Docket No. 1642] has been given in substantial compliance with the Solicitation Order, sections 1125 and 1127 of the Bankruptcy Code and Bankruptcy Rule 3017. Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required, and due, proper, timely and adequate notice of the Confirmation Hearing and Confirmation Materials has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules and applicable non-bankruptcy law.

H.	Voting.

9.            On December 12, 2016 the Notice and Claims Agent filed the Voting Certification with the Court. As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Bankruptcy Local Rules.

I.	Good Faith Solicitation.

10.           Based on the record before the Court in the Chapter 11 Cases, the Debtors, the Creditors’ Committee, the other Exculpated Parties and their respective members, directors, officers, employees, representatives, attorneys, financial advisors, investment bankers, agents, restructuring advisors, and other professionals have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Bankruptcy Local Rules in connection with the development of the Plan, all of their respective activities relating to the solicitation of acceptances to the Plan, their participation in the Chapter 11 Cases, and the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

J.	Plan Supplement.

11.           The filing and notice of the Plan Supplement was proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the Solicitation Order and no other or further notice is or shall be required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan as if set forth in full therein. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date (subject, in each case, to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement).

K.	Objections.

12.           To the extent that any objections, reservations of rights, statements or joinders to Confirmation have not been resolved, withdrawn, waived, or settled prior to entry of this Confirmation Order or otherwise resolved herein or as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits based on the record before this Court.

L.	Bankruptcy Rule 3016.

13.           The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b).

M.	Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

14.           The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitations, sections 1122 and 1123 of the Bankruptcy Code.

(i)	Proper Classification—Sections 1122 and 1123.

15.           The Plan satisfies the requirements of sections 1122(a) and 1123(a) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into 15 Classes at each Debtor (as applicable). Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to other Claims or Interests within that Class.

(ii)	Specified Unimpaired Classes—Section 1123(a)(2).

16.           The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims, as applicable, in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Claim or Interest
1	Other Priority Claims
2	Other Secured Claims
3	Secured Tax Claims
4	EXXI Holdings Promissory Note Claims

17.           Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Fee Claims, Priority Tax Claims, and Statutory Fees will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.

(iii)	Specified Treatment of Impaired Classes—Section 1123(a)(3).

18.           The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired (holders of Claims in Classes 13, and 14 are either Unimpaired or Impaired) under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Claim or Interest
5	First Lien Claims
6	Second Lien Notes Claims
7	EGC Unsecured Notes Claims
8	EPL Unsecured Notes Claims
9	EXXI 3.0% Senior Convertible Notes Claims
10	Trade Claims
11	General Unsecured Claims
12	Section 510(b) Claims
13	Intercompany Claims
14	Intercompany Interests
15	EXXI Interests

(iv)	No Discrimination—Section 1123(a)(4).

19.           The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest in accordance with the Plan.

(v)	Adequate Means for Plan Implementation—Section 1123(a)(5).

20.           The Plan and the various documents included in the Plan Supplement provide adequate and proper means for implementation of the Plan, including, without limitation: (a) the restructuring of the Debtors’ balance sheet and other financial transactions provided for by the Plan; (b) the implementation of the New Organizational Documents; (c) the consummation of the Restructuring Transactions in accordance with the Description of the Transaction Steps; (d) the issuance of the New Equity and the New Warrant Package; (e) the cancellation of certain existing agreements, obligations, instruments, and Interests; (f) the entrance into the Exit Facility; (g) the continued vesting of the assets of the Debtors’ Estates in the Reorganized Debtors; and (h) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(vi)	Voting Power of Equity Securities—Section 1123(a)(6).

21.           The New Organizational Documents prohibit the issuance of non-voting equity securities and provide an appropriate distribution of voting power among the several classes of equity securities possessing such power. As such, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii)	Designation of Directors and Officers—Section 1123(a)(7).

22.           The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. The Debtors’ initial directors and officers, to the extent known, have been disclosed in the Plan Supplement and, to the extent not known, will be determined in accordance with the New Organizational Documents and the Plan, which is consistent with the interests of creditors and equity holders and public policy and satisfies section 1123(a)(7) of the Bankruptcy Code.

(viii)	Impairment / Unimpairment of Classes—Section 1123(b)(1).

23.           The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests.

(ix)	Assumption and Rejection of Executory Contracts and Unexpired Leases—Section 1123(b)(2).

24.           The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases as of the Effective Date, other than those Executory Contracts or Unexpired Leases: (1) that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) that have been previously rejected by a Final Order, including those that are subject to a notice issued pursuant to the Rejection Procedures Order; (3) that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; or (4) that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

(x)	Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

25.           The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, subordination, and other legal rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest, including, without limitation, the settlements and compromises provided for under the Trade Claim Settlement Distribution, Trade Claim Settlement Release, and any potential causes of action described in or related to the Motion of Delaware Trust Company, Indenture Trustee, and Certain Holders of the EPL Notes for Order Granting Indenture Trustee and Holders Standing, to the Extent Necessary, to Assert, Prosecute and Settle Certain Intercompany Claims on Behalf of the EPL Bankruptcy Estates [Docket No. 936] (the “EPL Standing Motion”), the Expedited Joint Motion of Wilmington Trust, National Association, as Indenture Trustee, and the Ad Hoc Group of EGC Unsecured Noteholders for Standing to Represent Energy XXI Gulf Coast, Inc.’s Estate with Respect to Certain Inter-Debtor Claims [Docket No. 1035] (the “EGC Standing Motion”), and the Motion of the Official Committee of Unsecured Creditors for Order Granting Leave, Standing and Authority to Prosecute and Exclusive Authority to Settle Claims on Behalf of the Debtors’ Estates and for Related Relief [Docket No. 1083] (together with the EPL Standing Motion and the EGC Standing Motion, the “Standing Motions”), or any of the following:

a.	the EGC Intercompany Note Dispute and any other disputes concerning in any way the validity, effectiveness, or priority of the EGC Intercompany Note or the Liens granted in connection therewith;

b.	the valuation of the Reorganized Debtors’ enterprise, including the value of any unencumbered assets;

c.	any dispute regarding the application of the equities of the case exception under section 552(b) or surcharge under section 506(c) in respect of the Second Lien Prepetition Indebtedness;

d.	the amount of the Second Lien Prepetition Indebtedness and such holders’ Allowed Claims, and the validity and enforceability of the liens securing such Claims;

e.	the amount of adequate protection claims held by the Second Lien Noteholders and/or the First Lien Lenders under the Final Cash Collateral Order;

f.	any dispute regarding the appropriate allocation of general and administrative costs across the Debtors’ Estates and the amount of the Second Lien Notes Deficiency Claims;

g.	any challenges to Cash transfers and the EPL Interest Payment;

h.	any challenges to transfers made by the Debtors to any related entities;

i.	the releases, exculpations, and injunctions provided in the Plan;

j.	any dispute related to the allowance or disallowance of the EGC Repurchased Bonds or the EPL Repurchased Bonds;

k.	any dispute related to the amount and validity of the intercompany payables between EGC and EPL;

l.	any claims for payment of administrative expenses as a substantial contribution under section 503 of the Bankruptcy Code; and

m.	the allocation of the $90 million minimum cash requirement under the Debtors’ Exit Facility (collectively, the “Settled Issues”).

The movants have agreed to withdraw the Standing Motions effective as of and conditioned upon the occurrence of the Effective Date.

26.           The compromise and settlement of such Claims and Interests embodied in the Plan and reinstatement and unimpairment of other Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all holders of Claims and Interests, and are fair, equitable, and reasonable.

27.           Article VIII.E of the Plan describes certain releases granted by the Debtors (the “Debtor Releases”). The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. Such releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and the holders of Claims and Interests. Also, the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released by Article VIII.E of the Plan; (c) given, and made, after due notice and opportunity for hearing; and (d) a bar to any of the Debtors asserting any Claim or Cause of Action released by Article VIII.E of the Plan. Additionally, the Debtor Releases are “fair and equitable” and “in the best interests of the estate” considering the (i) the probability of success in litigation of the released claims given uncertainty in fact and law with respect to the claims; (ii) the complexity and likely duration and expense of litigating the released claims; and (iii) the arm’s-length negotiations with key constituents which produced the settlement. The Debtors Releases are consistent with established practice in this jurisdiction and others.

28.           Article VIII.F of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Release”). The Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Confirmation Hearing Notice sent to holders of Claims and Interests and published in the each of The Wall Street Journal (National Edition), the Houston Chronicle, and the Royal Gazette on July 22, 2016, and the ballots sent to all holders of Claims and Interests entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release. Such release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all holders of Claims and Interests. Also, the Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the claims released by the Third-Party Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release. The Third Party Release is consistent with established practice in this jurisdiction and others.

29.           The exculpation, described in Article VIII.G of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party has participated in the Debtors’ restructuring and the Chapter 11 Cases in good faith and is appropriately released and exculpated from any obligation, Claim, Cause of Action, suit, judgment, damage, demand, loss, or liability for any prepetition or postpetition act taken or omitted to be taken in connection with, arising out of, or relating to, the Chapter 11 Cases, the formulating, negotiating, preparing, Filing, disseminating, implementing, administering, confirming, effecting or termination of the Restructuring Support Agreement and related prepetition transactions, the Plan (including the Plan Support Agreement), the Disclosure Statement, the related agreements, instruments, and other documents (including Definitive Documentation), the solicitation of votes with respect to the Plan, any Restructuring Transaction, or any contract, instrument, release or other agreement or document created or entered into in connection with the forgoing, the pursuit of Confirmation, Consummation, the administration and implementation of the Plan, the Bermuda Proceeding, any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, including the distribution of property under the Plan, including the New Equity and the New Warrant Package. The Exculpation, including its carve-out for actual fraud, gross negligence or willful misconduct, is consistent with established practice in this jurisdiction and others.

30.           The injunction provision set forth in Article VIII.H of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose.

31.           Article IV.M of the Plan appropriately provides that the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action except for Causes of Action that have been expressly waived, settled, or otherwise released as provided in Article VIII of the Plan, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests.

32.           The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.D of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests.

(xi)	Additional Plan Provisions—Section 1123(b)(6).

33.           The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code, including, without limitation, provisions for (a) distributions to holders of Claims and Interests, (b) resolution of Disputed Claims, (c) allowance of certain Claims, (d) Indemnification Obligations, and (e) retention of Court jurisdiction. The failure to address any provisions of the Bankruptcy Code specifically in this Order shall not diminish or impair the effectiveness of this Order.

(xii)	Cure of Defaults—Section 1123(d)

34.           Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The cure amounts identified in the Cure Notice and any amendments thereto, or this Confirmation Order, as applicable, represent the amount, if any, that the Debtors shall pay in full and complete satisfaction of such Cure Claims. Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and non-bankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

N.	Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).

35.          The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

c.	complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable non-bankruptcy law, rule and regulation, the Disclosure Statement Order, the Solicitation Order and all other applicable law, in transmitting the Confirmation Materials, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

O.	Plan Proposed in Good Faith—Section 1129(a)(3).

36.          The Plan (including the Plan Supplement and all other documents and agreements necessary to effectuate the Plan) satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan, the Plan Support Agreement, the process leading to Confirmation, including the overwhelming support of holders of Claims for the Plan, and the transactions to be implemented pursuant thereto, including the Settled Issues and the Trade Claim Settlement Release. The Debtors’ Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from chapter 11 with a financially delevered capital structure that will allow them to conduct their businesses and satisfy their ongoing obligations with adequate liquidity and capital resources.

P.	Payment for Services or Costs and Expenses—Section 1129(a)(4).

37.          Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

Q.	Directors, Officers, and Insiders—Section 1129(a)(5).

38.          The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. Article IV.I of the Plan, in conjunction with Exhibit B of the Plan Supplement, disclose the identity and affiliations of the individuals proposed to serve as the initial directors and officers of the Reorganized Debtors, and the identity, title, and nature of any compensation for any insider who will be employed or retained by the Reorganized Debtors. The proposed directors and officers for the Reorganized Debtors are qualified, and the appointments to, or continuance in, such offices by the proposed directors and officers is consistent with the interests of the holders of Claims and Interests and with public policy.

R.	No Rate Changes—Section 1129(a)(6).

39.          Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

S.	Best Interest of Creditors—Section 1129(a)(7).

40.          The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. Each holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

41.          The liquidation analysis attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that holders of Allowed Claims or Interests in every Class will recover as much or more under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the “best interest” test under section 1129(a)(7) of the Bankruptcy Code.

T.	Acceptance by Certain Classes—Section 1129(a)(8).

42.          The Plan does not satisfy the requirements of section 1129(a)(8) of the Bankruptcy Code. Classes 1, 2, 3, and 4 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes 5, 6, and 10 have voted to accept the Plan, and Voting Classes 7, 8, 9 and 11 (with respect to all Debtors except for Energy XXI Services, LLC) have voted to reject the Plan. Holders of Claims in Class 12 constitute an Impaired Class and are conclusively presumed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code. Holders of Claims in Classes 13, and 14 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan. Holders of Claims or Interests in Classes 15 receive no recovery on account of their Claims or Interests pursuant to the Plan and are deemed to have rejected the Plan. Notwithstanding the foregoing, the Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

U.	Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

43.          The treatment of Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, and Statutory Fees under Article II of the Plan, and of Allowed Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

V.	Acceptance by At Least One Impaired Class—Section 1129(a)(10).

44.          The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Certification, the Voting Classes 5, 6, and 10, each of which is impaired, voted to accept the Plan by the requisite numbers and amounts of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code. Pursuant to the Disclosure Statement Order, Classes for which no votes were cast were deemed to accept the Plan. See Disclosure Statement Order, at ¶ 24 k. For Debtor Energy XXI Offshore Services, Inc., there is at least one Class of Claims that is Impaired under the joint Plan and has accepted the Plan, determined without including any acceptance of the Plan by any insider (as defined by the Bankruptcy Code). Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code have been satisfied.

W.	Feasibility—Section 1129(a)(11).

45.          The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at or prior to the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

X.	Payment of Fees—Section 1129(a)(12).

46.          The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article II.D of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).

Y.	Continuation of Employee Benefits—Section 1129(a)(13).

47.          The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.P of the Plan provides that from and after the Effective Date, the payment of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, will continue in accordance with applicable law.

Z.	Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

48.          Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

AA.	“Cram Down” Requirements—Section 1129(b).

49.          The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that Non-Voting Class 15 and Voting Classes 7, 8, 9 and 11 (with respect to all Debtors except for Energy XXI Services, LLC) (the “Rejecting Classes”) have been deemed to reject or have rejected the Plan, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code. The evidence in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing is reasonable, persuasive, credible, and accurate, has not been controverted by other evidence, and establishes that the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Rejecting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no holder of any Claim or Interest that is junior to each such Rejecting Classes will receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no holder of a Claim or Interest in a Class senior to such Classes is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all holders of Claims and Interests in the Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Rejecting Classes because similarly situated holders of Claims and Interests will receive substantially similar treatment on account of their Claims and Interests irrespective of Class. Accordingly, the Plan satisfies the requirement of section 1129(b)(1) and (2) of the Bankruptcy Code. The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan. Section 1129(b) does not apply to the First Lien Claims, the Second Lien Note Claims, or the Trade Claims because the holders of such Claims have voted to accept the Plan in sufficient number and in sufficient amount to constitute an accepting Class under the Bankruptcy Code.

BB.	Only One Plan—Section 1129(c).

50.          The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in each of the Chapter 11 Cases.

CC.	Principal Purpose of the Plan—Section 1129(d).

51.          The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

DD.	Not Small Business Cases—Section 1129(e).

52.          The Chapter 11 Cases are not small business cases, and accordingly section 1129(e) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

EE.	Good Faith Solicitation—Section 1125(e).

53.          The Exculpated Parties have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and consummation of the Plan, including the execution, delivery, and performance of the Plan Support Agreement, the Exit Facility, the Exit Facility Documents, the New Organizational Documents, the New Equity, the New Warrant Package, the New Warrant Agreement, and solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

FF.	Satisfaction of Confirmation Requirements.

54.          Based on the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with confirmation of the Plan, and all evidence and arguments made, proffered, or adduced at the Confirmation Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

GG.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

55.          Without limiting or modifying the rights of any party set forth in Article IX.B or Article IX.C of the Plan, each of the conditions precedent to the Effective Date, as set forth in Article IX.B of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.C of the Plan.

HH.	Implementation.

56.          The terms of the Plan, including, without limitation, the Plan Supplement, the Description of the Transaction Steps and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, and/or executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, the “Plan Documents”) are incorporated by reference, are approved in all respects, and constitute an integral part of the Plan and this Confirmation Order. Notwithstanding anything to the contrary in this Confirmation Order, including this Order’s incorporation or approval of the Plan Documents, nothing in this Order shall alter, modify or amend—and any and all Plan Documents remain subject to—the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement.

II.	Binding and Enforceable.

57.          The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date and the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, shall bind any holder of a Claim or Interest and such holder’s respective successors and assigns, whether or not the Claim or Interest is Impaired under the Plan, whether or not such holder has accepted the Plan, and whether or not such holder is entitled to a distribution under the Plan. Subject to the Consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the Plan and the Definitive Documentation constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

JJ.	Disclosure of Facts.

58.          The Debtors have disclosed all material facts regarding the Plan, including with respect to consummation of the Exit Facility Documents and the New Organizational Documents, and the fact that each applicable Debtor will emerge from its chapter 11 case as a validly existing corporation, limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations.

KK.	Good Faith.

59.          The Debtors, the Exculpated Parties, the Released Parties, and the Releasing Parties have been and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby in accordance with the Description of the Transaction Steps; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the Exit Facility Documents and the New Organizational Documents, and the other Restructuring Transactions.

LL.	Vesting of Assets.

60.          Except as otherwise provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

MM.	The Exit Facility.

61.          The Exit Facility is an essential element of the Plan, is necessary for Confirmation and the consummation of the Plan, and is critical to the overall success and feasibility of the Plan. Entry into the Exit Facility and the other Exit Facility Documents is in the best interests of the Debtors, their Estates, and all holders of Claims or Interests. The Debtors have exercised reasonable business judgment in determining to enter into the Exit Facility and the other Exit Facility Documents and have provided sufficient and adequate notice of the material terms of the Exit Facility, which material terms were filed as part of the Plan and Plan Supplement. The terms and conditions of the Exit Facility are fair and reasonable, and the Exit Facility was negotiated in good faith and at arm’s length. Subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the Debtors are authorized, without further approval of the Court or any other party, to execute and deliver all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents relating to the Exit Facility and Exit Facility Documents to perform their obligations thereunder, including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages, or indemnities.

NN.	Professional Fees and Expenses of Ad Hoc Groups and Indenture Trustees.

62.          The payment of (i) professional fees and expenses of the Ad Hoc Group of EGC Unsecured Noteholders and the Ad Hoc Group of EPL Unsecured Noteholders, and (ii) fees and expenses of EGC Unsecured Notes Indenture Trustee, the EPL Unsecured Notes Indenture Trustee, and the EXXI 3% Senior Convertible Notes Indenture Trustee and their respective professionals, in each case as set forth in the Plan, are essential elements of the Plan that were negotiated in good faith and at arm’s length, and are appropriate, fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and holders of Claims and Interests.

OO.	Management Incentive Plan and CEO Employment Agreement.

63.          The Debtors have provided sufficient and adequate notice of the terms of the Management Incentive Plan and the employment agreement of the Chief Executive Officer of the Reorganized Debtors (the “CEO Employment Agreement”). The terms and conditions of the Management Incentive Plan and the CEO Employment Agreement have been negotiated in good faith and at arm’s length with the Debtors’ primary stakeholders. Subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the Management Incentive Plan and the CEO Employment Agreement are essential elements of the Plan, and the terms of the Management Incentive Plan and the CEO Employment Agreement and the payments contemplated therein are reasonable and comparable to the market. Subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the Management Incentive Plan and the CEO Employment Agreement (which shall be effective as executed on the Effective Date of the Plan) are hereby approved in their entirety.

PP.	Issuance of New Equity and New Warrant Package.

64.          Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Equity, the New Warrant Package, and any other securities to be issued and distributed (including the distributions described in the Restructuring Transactions), whether on the Effective Date or any other date of a distribution thereafter, pursuant to the terms of the Plan and/or in accordance with this Confirmation Order, including any securities issued in connection with any subsequent exercise of the New Warrant Package, comply with section 1145 of the Bankruptcy Code and shall be exempt from, among other things, the registration and prospectus delivery requirements of Section 5 of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution, or sale of securities.

65.            In addition, under section 1145 of the Bankruptcy Code, any issuance of securities contemplated by the Plan and any and all agreements incorporated therein, including the New Equity and the New Warrant Package (and any securities issued in connection with any subsequent exercise of the New Warrant Package), shall be freely tradable by the recipients thereof, shall be subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (b) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (c) the restrictions, if any, on the transferability of such securities and instruments, including those set forth in the New Organizational Documents, and (d) applicable regulatory approval, if any.

66.            Each share of the New Equity issued and distributed pursuant to the Plan shall be uncertificated and duly authorized, validly issued, and fully paid and non-assessable. Each share of equity issuable as a result of exercise of the warrants issued pursuant to the New Warrant Package has been duly authorized and, when the exercise price set forth in the New Warrant Package has been paid, will be validly issued and fully paid and non-assessable. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The New Equity and the New Warrant Package shall be issued through the facilities and in accordance with any applicable procedures of the Depository Trust Company (“DTC”) and the Debtors may require recipients thereof to identify themselves through the provision of reasonable information requested by the Debtors and/or Reorganized Debtors. The Debtors and/or Reorganized Debtors will reflect any ownership of the New Equity and the New Warrant Package through the facilities of the DTC, the Reorganized Debtors need not provide any further evidence other than this Confirmation Order with respect to the treatment of the New Equity or the New Warrant Package under applicable securities laws. The DTC shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the New Equity and the New Warrant Package are exempt from registration and/or eligible for DTC book entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, the DTC) may require a legal opinion regarding the validity of the transactions contemplated by the Plan, including, for the avoidance of doubt, whether the New Equity and the New Warrant Package are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

QQ.	Executory Contracts and Unexpired Leases.

67.           The Debtors have exercised sound business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article V of the Plan, and as set forth in the Plan Supplement. Except as set forth herein and/or in separate orders entered by the Court relating to assumption of Executory Contracts or Unexpired Leases, the Debtors have cured or provided adequate assurances that the Debtors will cure defaults (if any) under or relating to each Executory Contract or Unexpired Lease assumed under the Plan.

68.           Nothing in the Plan or this Confirmation Order shall prevent a party to an Executory Contract rejected pursuant to the Plan from filing a Proof of Claim based on such rejection within thirty (30) days after the effective date of rejection of such Executory Contract.  Nothing in the Plan or this Confirmation Order shall prevent a party to an Executory Contract assumed pursuant to the Plan, or otherwise, from continuing to prosecute an objection to the Cure Cost related to such assumed Executory Contract if such objection is timely filed on or before the Plan Objection Deadline but not resolved before the Effective Date.

RR.	Enterprise Products Stipulation.

69.           The Debtors and Enterprise Products Operating LLC and its affiliates (collectively, “Enterprise”) are parties to the following executory contracts and any amendments thereto:

a.	Restated and Amended Agreement for the Construction and Operation of the Sea Robin Gas Processing Plant dated October 1, 1995 (the “Sea Robin C&O Agreement”);

b.	Natural Gas Liquids Exchange Agreement between Sea Robin Plant Owners and Enterprise Products Operating LLC effective 2001;

c.	Term Purchase Confirmation between M21K, LLC, as successor to Natural Gas Partners Assets, LLC, and Enterprise Products Operating LLC, dated October 25, 2012;

d.	Term Exchange Contract between M21K, LLC, as successor to Natural Gas Partners Assets, LLC and Enterprise Products Operating LLC, dated October 25, 2012;

e.	Agreement for the Construction of the North Terrebone Gas Processing Plant and the Tebone Fractionation Plant dated 1962 (the “North Terrebone Construction Agreement” and, together with the Sea Robin C&O Agreement, the “Ownership Rights Agreements”); and

f.	Raw Make Purchase Letter Agreement for the North Terrebonne Plant between EPL Oil & Gas, Inc., and Enterprise Gas Processing, LLC dated January 15, 2013 (collectively, the “Enterprise Contracts”).

70.           The Ownership Rights Agreements provide that various parties, including the Debtors, own an equitable interest in, among other things, gas processing facilities (the “Gas Plant Property”).

71.           In connection with the Ownership Rights Agreements, the parties, including the Debtors, have entered into the other Enterprise Contracts.

72.           The Debtors, the Reorganized Debtors, and Enterprise hereby acknowledge and agree that effective immediately upon entry of this Confirmation Order: (a) the applicable Debtor shall be deemed to have rejected the Enterprise Contract(s) to which it is a party as of December 31, 2016 pursuant to section 365 of the Bankruptcy Code; and (b) any and all rights, title, and interest of the Debtors in any property arising out of, under, or in connection with the Enterprise Contracts, including, without limitation, the Gas Plant Property (collectively referred to as the “Enterprise Contracts Property”), shall be deemed abandoned by the Debtors in all respects as provided below as of December 31, 2016 (the “Abandonment Date”) under section 554 of the Bankruptcy Code and in accordance with applicable state law to any person or Entity with a possessory or ownership interest of any nature in and to the Enterprise Contracts Property; provided, however, that such abandonment shall not require any such Entity or person to actually take ownership of such Enterprise Contracts Property.

73.           The Enterprise Contracts Property shall not become property of the Reorganized Debtors and the Reorganized Debtors shall not have any liabilities or obligations of any kind or nature related to or in connection with, in any manner, the Enterprise Contracts Property.

SS.	Escheat Stipulation.

74.           The Debtors, Reorganized Debtors and the Texas Comptroller of Public Accounts (“Texas Comptroller”) hereby acknowledge and agree as follows:

a.	Pursuant to the Texas Property Code, Title 6, Chapters 72-76 (the “Texas Unclaimed Property Laws”), the Debtors and Reorganized Debtors, as applicable, are obligated to file regular reports with the Texas Comptroller identifying any unclaimed property they may be holding and are periodically required to remit such unclaimed property to the Texas Comptroller. The Texas Comptroller asserts that such unclaimed property is held in trust pursuant to Sections 72.103 and 74.708 of the Texas Unclaimed Property Laws.

b.	Additionally, the Texas Unclaimed Property Laws authorize the Texas Comptroller to conduct an examination or audit of the Debtors’ or the Reorganized Debtors’ (as applicable) books and records to determine if past reporting of unclaimed property is accurate.

c.	Pursuant to Section 74.702(a) of the Texas Unclaimed Property Laws, the Texas Comptroller completed an audit (the “Unclaimed Property Audit”) in regard to unclaimed property held by the Debtors. Pursuant to the Unclaimed Property Audit, the Texas Comptroller asserts that as of the Petition Date, the Debtors held $192,399.87 in unclaimed property (the “Audited Unclaimed Property”) that was due to be remitted to the Texas Comptroller pursuant to the Texas Unclaimed Property Laws.

d.	Subsequent to the filing of the Unclaimed Property Reports, the Debtors further audited funds held in suspense and identified an additional $7,955.34 of funds held by the Debtors in suspense in addition to the Audited Unclaimed Property, resulting in an adjusted total of $200,355.21 of unclaimed property (the “Adjusted Audit Unclaimed Property”) that should be remitted to the Texas Comptroller.

e.	On the Effective Date, or within fourteen (14) days thereafter, the Reorganized Debtors will remit the Adjusted Audit Unclaimed Property to the Texas Comptroller in the amount of $200,355.21. Upon such payment, the Debtors and Reorganized Debtors shall be deemed to have delivered the Adjusted Audit Unclaimed Property in good faith as provided in § 74.304 of Texas Unclaimed Property Laws and shall be entitled to the protections granted thereunder.

f.	As to any interest and penalties asserted by the Texas Comptroller (the “Interest/Penalties Claims”), the Texas Comptroller shall be granted an allowed general unsecured claim to be paid pursuant to the Plan and Confirmation Order in the amount of $203,806.79 representing the interest and penalties agreed to by the Texas Comptroller and the Debtors and Reorganized Debtors as being due as of the Petition Date.

TT.	Retention of Jurisdiction.

75.           Except as otherwise provided in any of the Plan Documents, the Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including the matters set forth in Article XI of the Plan.

ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

76.           Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

77.           Disclosure Statement Supplement. The Disclosure Statement Supplement is APPROVED in all respects pursuant to sections 1125 and 1127 of the Bankruptcy Code and Bankruptcy Rule 3017.

78.           Standing Motions. The Standing Motions shall be deemed withdrawn as of the Effective Date.

79.           Objections. All objections and all reservations of rights pertaining to Confirmation that have not been withdrawn, waived, or settled are overruled on the merits.

80.           Plan Classification Controlling. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classification set forth on the ballots tendered to or returned by the holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

81.            Plan Modifications. Subsequent to filing the Plan on November 21, 2016, the Debtors made certain technical modifications to the Plan (the “Plan Modifications”). The Plan Modifications comply with the requirements under the Plan Support Agreement and do not materially adversely affect the treatment of any Claim or Interest under the Plan. After giving effect to the Plan Modifications, the Plan continues to satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code. The filing with the Court on December 13, 2016, of the Plan Modifications and the disclosure of the Plan Modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

82.            Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified by the Plan Modifications. No holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan Modifications.

83.            No Action Required. Under the provisions of the Delaware General Corporation Law, including section 303 thereof, and the comparable provisions of the Delaware Limited Liability Company Act, and section 1142(b) of the Bankruptcy Code, no action of the respective directors, equity holders, managers, or members of the Debtors or the Reorganized Debtors is required to authorize the Debtors or the Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Exit Facility Documents and the New Organizational Documents, and the appointment and election of the members of the New Boards.

84.            Binding Effect. On the date hereof and after entry of this Confirmation Order and subject to the occurrence of the Effective Date and the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the Plan and the Plan Documents shall bind any holder of a Claim or Interest and such holder’s respective successors and assigns, whether or not: (a) the Claim or Interest is Impaired under the Plan, (b) such holder has accepted the Plan, (c) such holder has failed to vote to accept or reject the Plan or voted to reject the Plan, (d) such holder is entitled to a distribution under the Plan, (e) such holder will receive or retain any property or interests in property under the Plan, and (f) such holder has filed a Proof of Claim in the Chapter 11 Cases. Subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law, subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement.

85.            Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan (including the Exit Facility and the New Organizational Documents), on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. To the extent that the retention by the Debtors or the Reorganized Debtors of assets held immediately prior to emergence in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Debtors or the Reorganized Debtors (a) is or shall be a legal, valid, and effective transfer of property, (b) vests or shall vest the Debtors or the Reorganized Debtors with good title to such property, free and clear of all Liens, Claims, charges, or other encumbrances, except as expressly provided in the Plan or this Confirmation Order, (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable non-bankruptcy law, and (d) does not and shall not subject the Debtors or the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including by laws affecting successor or transferee liability.

86.            Effectiveness of All Actions. All actions contemplated by the Plan, including all actions pursuant to, in accordance or in connection with the Exit Facility Documents, the New Organizational Documents, the New Equity, the New Warrant Agreement, the New Warrant Package, and the Management Incentive Plan are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

87.            Restructuring Transactions. Subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the Debtors or the Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Exit Facility Documents, the New Organizational Documents, the New Warrant Agreement, the Management Incentive Plan, and the CEO Employment Agreement (which shall be effective as executed on the Effective Date of the Plan) and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan and the Description of the Transaction Steps. Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.

88.            Cancellation of Notes, Instruments, Certificates, and Other Documents. On the Effective Date, except as otherwise provided herein or in the Plan, all notes, instruments, Certificates, and other instruments or documents, directly or indirectly, evidencing any Claim or Interest shall be deemed cancelled and the obligations of the Debtors or Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged; provided, however, that notwithstanding the releases set forth in Article VIII.F of the Plan or Paragraph 105 and 109 herein, Confirmation or the occurrence of the Effective Date, any indenture or other credit document or agreement that governs the rights of the holder of a Claim or Interest shall continue in effect solely for purposes of, as applicable: (a) enabling holders of Allowed Claims and Allowed Interests to receive distributions under the Plan as provided therein and (b) allowing and preserving the rights of the Indenture Trustees to (i) make distributions in satisfaction of Allowed Class 6, 7, 8, and 9 Claims, (ii) maintain and exercise their respective Charging Liens against any such distributions, (iii) enforce their rights, claims, and interests vis-à-vis any parties other than the Debtors; (iv) appear and be heard in the Chapter 11 Cases or in any proceeding in this Court or any other court; (v) enforce any obligation owed to the Indenture Trustees under the Plan; and (vi) seek compensation and reimbursement for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the Effective Date in connection with the implementation of the Plan, including but not limited to, making distributions pursuant to and in accordance with the Plan, without the need for further approval or order of the Court; provided, further, that nothing in the Plan or Confirmation Order shall effectuate a cancellation of any New Equity.

89.            Distributions. Subject to Article VI of the Plan, all amounts and securities necessary for the Debtors (on the Effective Date) or the Reorganized Debtors to make payments or distributions pursuant hereto shall be made as provided in the Plan, including through distributions of the New Equity and the New Warrant Package. Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Reorganized Debtors by check or by wire transfer.

90.            Preservation of Rights of Action. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, as set forth in the Plan. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, the Debtors’ failure to list any Causes of Action in the Disclosure Statement, the Plan, the Plan Supplement, or otherwise in no way limits the rights of the Reorganized Debtors as set forth above. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or this Confirmation Order.

91.            Subordination. Except as otherwise expressly provided in the Plan, this Confirmation Order, and any other order of the Court: (a) the classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise; (b) all subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently; and (c) the distributions under the Plan to the holders of Allowed Claims will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

92.            Release of Liens. Except as otherwise provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, including the Exit Facility, or any other document executed in connection therewith, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Without limiting the foregoing, to the extent that any holder of a Secured Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such holder, has filed or recorded any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or any such agent for such holder) shall be authorized to and shall execute such documents as may be reasonably requested by the Debtors or any of the Reorganized Debtors, at the sole expense of the Debtors or the Reorganized Debtors, as applicable, that are necessary to cancel and/or extinguish such Liens and/or security interests.

93.            Exit Facility. On the Effective Date, the Reorganized Debtors are authorized to enter into the Exit Facility on the terms set forth in the Exit Facility Documents. Upon entry of this Confirmation Order, the Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith) shall be deemed approved, to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Facility, including the Exit Facility Documents, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, in each case, subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the Exit Facility Documents will be governed by the jurisdictional provisions therein.

94.            New Organizational Documents. Subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the terms of the New Organizational Documents included in the Plan Supplement are approved in all respects. Subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the obligations of the applicable Reorganized Debtors related thereto, will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the New Organizational Documents and all related documents, to which such Reorganized Debtor is contemplated to be a party on the Effective Date. In addition, on the Effective Date, without any further action by the Court or the directors, officers or equity holders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to: (a) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the New Organizational Documents; (b) perform all of its obligations under the New Organizational Documents; and (c) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the New Organizational Documents, subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement.

95.            Filing and Recording. This Confirmation Order is and shall be binding upon and shall govern the acts of all persons or entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

96.            Registration Rights Agreement and New Warrant Agreement. On the Effective Date, the Reorganized Debtors shall enter into the Registration Rights Agreement and the New Warrant Agreement. Upon entry of this Confirmation Order, the Registration Rights Agreement and the New Warrant Agreement (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors or the Reorganized Debtors in connection therewith) shall be deemed approved, to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and taken all actions necessary or appropriate to give effect to the Registration Rights Agreement and the New Warrant Agreement, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications acceptable to the Reorganized Debtors and the Registration Rights Beneficiaries, and the Plan Support Parties, as applicable. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the Registration Rights Agreement or New Warrant Agreement will be governed by the jurisdictional provisions therein.

97.            Management Incentive Plan. Subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the Management Incentive Plan is hereby approved in its entirety and shall be implemented on the Effective Date by the Reorganized Debtors without any further action by the New Board or the Bankruptcy Court.

98.            Directors and Officers of Reorganized Debtors. The Reorganized Debtors’ initial directors and officers, to the extent known, have been disclosed prior to the Confirmation Hearing, including the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of any compensation of such insider. To the extent that any director or officer has not yet been determined, such determination will be made in accordance with the New Organizational Documents and such appointment is hereby approved. Based on the foregoing, the appointment to, or continuance in, the applicable office by the applicable individual is consistent with the interest of the creditors and equity security holders and with public policy.

99.            Resignation of EPL and EGC Board Members. The resignation of George C. Morris, as a director of EGC, and James R. Latimer, as a director of EPL, shall be effective upon the entry of this Confirmation Order without any further action needed by EGC or EPL (as applicable).

100.            Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019, including the settlement of the Settled Issues.

101.            Assumption of Contracts and Leases. On the Effective Date, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, under section 365 of the Bankruptcy Code and the payment of cures, if any, shall be paid in accordance with Article V.C. of the Plan. Each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable cure pursuant to Article V.C of the Plan shall result in the full release and satisfaction of any cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to this Confirmation Order, and for which any cure has been fully paid pursuant to Article V.C of the Plan shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

102.            Indemnification. On and as of the Effective Date, the Indemnification Obligations will be deemed Executory Contracts and rejected by the Debtors pursuant to the Plan and section 365 of the Bankruptcy Code.

103.            Director and Officer Liability Insurance. As of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies (including tail coverage liability insurance) pursuant to section 365(a) of the Bankruptcy Code. The Plan shall not discharge, impair, or otherwise modify, terminate or reduce the coverage under any D&O Liability Insurance Policy.

104.            Authorization to Consummate. The Debtors are authorized to consummate the Plan and the Restructuring Transactions after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

105.            CEO Employment Agreement. Subject to the consultation and approval rights and conditions set forth in the Plan and Plan Support Agreement, the Reorganized Debtors shall be deemed to have entered into the CEO Employment Agreement with John D. Schiller, Jr. on the Effective Date without any further action by any Entity.

106.            Existing Employment and Other Severance Agreement. All existing employment agreements or other severance agreements with management and any existing management incentive programs shall be deemed rejected as of the Effective Date.

107.            Payment of Fees and Expenses. The provision governing the payment of fees and expenses set forth in Articles IV.Q through T of the Plan are approved in their entirety.

108.            Professional Compensation. The provisions governing Professional compensation set forth in Article II.B and pursuant to Article IX.B of the Plan are approved in their entirety.

109.            Return of Deposits. All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), whether pursuant to the Final Order Providing Adequate Assurances of Utility Payments [Docket No. 59] (the “Utilities Order”) or otherwise, including, gas, electric, telephone, data, cable, trash, and sewer services, are directed to return such Deposits to the Reorganized Debtors, either by setoff against postpetition indebtedness or by Cash refund, within thirty (30) days following the Effective Date. Additionally, the Debtors or Reorganized Debtors, as applicable, are hereby authorized to close the Adequate Assurance Account (as defined in the Utilities Order) and utilize such funds in the operation of their businesses.

110.         Release, Exculpation, Discharge, and Injunction Provisions. The following release, exculpation, discharge, and injunction provisions set forth in Article VIII of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein.

a.	Release of Liens.

111.        Except as otherwise specifically provided in the Plan, this Confirmation Order, the Exit Facility Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the Exit Facility Documents), the New Money Contribution (to the extent applicable), or in any other contract, instrument, agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions or other treatment made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Court and without any action or Filing being required to be made by the Debtors or the Reorganized Debtors. In addition, at the Debtors’ or Reorganized Debtors’ sole expense, the First Lien Agent and the Second Lien Indenture Trustee shall execute and deliver all documents reasonably requested by the Reorganized Debtors, or the administrative agent(s) for the Exit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

b.	Releases by the Debtors.

112.        Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, their Estates, and the Reorganized Debtors from any and all Claims, Causes of Action, obligations, suits, judgments, damages, demands, losses, or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, their Estates, or the Reorganized Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, the Debtors’ intercompany transactions (including the EGC Intercompany Note), the First Lien Credit Agreement, the Second Lien Indenture, the Intercreditor Agreement, the Interim Cash Collateral Order and the Final Cash Collateral Order (and any payments or transfers in connection therewith), any Avoidance Actions, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Plan Support Agreement, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any Restructuring Transaction, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Plan Support Agreement, the Disclosure Statement, the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities or other property pursuant to the Plan, the Definitive Documentation, the Bermuda Proceeding, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, (i) the releases set forth herein do not release any post-Effective Date obligations of any party or Entity under the Plan, including under any of the Restructuring Transactions, and (ii) nothing in this provision shall, nor shall it be deemed to, release any Released Party from any Claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s gross negligence, fraud, or willful misconduct.

113.            Entry of the Confirmation Order constitutes the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by the Debtors set forth in this Article VIII.E, which includes by reference each of the related provisions and definitions contained herein, and, further, constitutes the Court’s finding that such releases are: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the claims released by such releases; (3) in the best interests of the Debtors and their Estates; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors or their Estates asserting any claim or cause of action released pursuant to such releases.

c.	Releases by Holders of Claims and Interests.

114.        As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, its Estate, Reorganized Debtor, and Released Party from any and all Claims, Causes of Action, obligations, suits, judgments, damages, demands, losses, or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends paid and the EGC Intercompany Note), transactions pursuant and/or related to the First Lien Credit Agreement, the Second Lien Indenture, the Intercreditor Agreement, the Interim Cash Collateral Order and the Final Cash Collateral Order (and any payments or transfers in connection therewith), any Avoidance Actions, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement or Plan Support Agreement, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any Restructuring Transaction, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement or Plan Support Agreement, the Disclosure Statement, the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities or other property pursuant to the Plan, the Definitive Documentation, the Bermuda Proceeding, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing; provided, however, that except as expressly provided under the Plan, the foregoing releases shall not release obligations arising under agreements among the Releasing Parties and the Released Parties other than the Debtors (including, without limitation, the indemnification rights of the Indenture Trustees under the Indentures and related documentation). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not, and shall not be deemed to, release (i) any post-Effective Date obligations of any party or Entity under the Plan, including under any of the Restructuring Transactions, (ii) the right of any of the Released Parties to receive distributions under and in accordance with the terms of the Plan and otherwise to enforce the terms of the Plan and the Plan Documents and (iii) any Released Party from any Claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s gross negligence, fraud, or willful misconduct. Notwithstanding any provision herein to the contrary or an abstention from voting on the Plan, no provision of the Plan, or the Confirmation Order, (i) releases any non-Debtor person or entity from any Claim or cause of action of the SEC; or (ii) enjoins, limits, impairs or delays the SEC from commencing or continuing any Claims, causes of action, proceedings or investigations against any non-Debtor person or entity in any forum; or (iii) precludes the SEC from commencing or continuing any investigation or taking any action pursuant to its police or regulatory function against the Debtors or Reorganized Debtors, but only to the extent permitted under Sections 362(b)(4), 524 and 1141 of the Bankruptcy Code.

115.            Entry of the Confirmation Order constitutes the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by Holders of Claims and Interests set forth in this Article VIII.F, which includes by reference each of the related provisions and definitions contained herein, and, further, constitutes the Court’s finding that such releases are: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the claims released by such releases; (3) in the best interests of the Debtors and their Estates; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; (6) an essential component of the Plan and the Restructuring Transactions; and (7) a bar to any of the Debtors (or Reorganized Debtors) or Releasing Parties asserting any claim or cause of action released pursuant to such releases.

d.	Exculpation.

116.        Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Claim, Cause of Action, obligation, suit, judgment, damage, demand, loss, or liability for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Plan Support Agreement, the Disclosure Statement, the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the solicitation of votes with respect to the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Debtors’ in or out-of-court restructuring efforts, the Disclosure Statement, the Plan, the Restructuring Support Agreement, the Plan Support Agreement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the Bermuda Proceeding, or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties (to the extent applicable) have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

e.	Injunction.

117.        Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released pursuant to Article VIII.E or Article VIII.F of the Plan, discharged pursuant to Article VIII.B of the Plan, or are subject to exculpation pursuant to Article VIII.G of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Non-Debtor Subsidiaries, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement, and the Plan Support Agreement, to the extent finalized) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement, to the extent finalized, and the Plan Support Agreement) executed to implement the Plan3.

[3]	Nothing in this injunction prevents the equity security holders of EXXI Interest from pursuing the claims preserved by the Equity Committee Settlement.

118.            Equity Committee Settlement. The following settlement is approved and authorized in its entirety, and such provisions are effective and binding on all applicable parties and Entities to the extent provided herein:

119.            In consideration of and exchange for the following terms and conditions, the Equity Committee, consistent with its duties, agrees not to object to: (a) final approval of the Disclosure Statement, (b) confirmation of the Plan; or (c) any filing or relief sought in the Bermuda Proceeding that is not inconsistent with any of the terms set forth in the Disclosure Statement, Plan, Plan Supplement, Confirmation Order, or other orders entered in the Chapter 11 Cases. Such agreement in no way waives, dismisses, alters, prejudices, or has any precedential effect on the rights (if any) of equity security holders of EXXI Interests (“Holders”) to pursue direct Claims against parties other than the Debtors.

a.	Cash Consideration.

120.            On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors shall deposit $160,000 into a trust account at Hoover Slovacek LLP for the benefit of the Holders to be distributed or used by the Equity Committee on the Effective Date in its sole discretion consistent with its duties as a statutory committee. For the avoidance of doubt, this $160,000 shall be exclusive of any hourly fees and expenses incurred by the Court-approved professionals retained by the Equity Committee for services rendered during the Chapter 11 Cases, which fees, subject to the terms hereof, shall be paid subject to and in accordance with the applicable Court orders appointing such professionals.

b.	Preservation of Direct Claims of Energy XXI, Ltd Equity Security Holders.

121.            Nothing contained in the Disclosure Statement, Plan, Plan Supplement, Bermuda Proceeding, pleadings or orders filed or entered in the Chapter 11 Cases including this Confirmation Order, or employment agreements, shall release any direct Claims that holders of EXXI Interests may have in their capacities as such against non-Debtors. However, this Confirmation Order shall not revive any such claims to the extent they were barred or released by statute of limitations, court order, or otherwise pre-confirmation.

122.            Nothing contained in the Confirmation Order shall limit or expand the venues in which Holders of EXXI Interests can assert direct claims (if any) against non-Debtors.

c.	Preservation of D&O Liability Insurance Policies.

123.            Nothing contained in the Disclosure Statement, Plan, Plan Supplement, Bermuda Proceeding, any pleadings, proofs of claim, or orders filed in the Chapter 11 Cases including the Confirmation Order, or any employment agreements, shall affect, waive, alter, or diminish coverage provided by the D&O Liability Insurance Policies held by the Debtors or the Reorganized Debtors related to Causes of Action that Holders of EXXI Interests may have in their capacities as such against non-Debtors.

d.	Equity Committee Class Claim and Motions Withdrawn.

124.            The Proofs of Claim filed by the Equity Committee [Epiq Nos. 1195, 1663 and 1665] are hereby deemed withdrawn with prejudice, but such withdrawal shall have no prejudicial or precedential impact on any direct claims that Holders of EXXI Interests may have in their capacities as such against non-Debtors.

125.            All motions and joinders filed by the Equity Committee in these chapter 11 cases are hereby deemed withdrawn with prejudice, but such withdrawal shall have no prejudicial or precedential impact on any direct claims that Holders of EXXI Interests may have in their capacities as such against non-Debtors.

126.            The Plan shall include and fully incorporate all provisions set forth herein as if they were fully stated in the Plan and such provisions shall be binding on all parties and be deemed part of the Plan for all purposes, including recognition of the Plan under Bermuda law.

e.	Exculpation.

127.            The definition of Exculpated Parties contained in the Plan shall be amended to include the Equity Committee and its professionals.

f.	General Unsecured Claims of Management.

128.            The Debtors’ directors, officers, and management shall not be entitled to receive a distribution on account of any General Unsecured Claim held by such directors, officers, or management (as applicable) which is in any way related to any equity interests of the Debtors, including but not limited to interests provided to such directors, officers, or management (as applicable) by any employment incentive plan of the Debtors, and any such General Unsecured Claims shall be Disallowed.

g.	Equity Committee’s Professional Fees.

129.            The Debtors agree to pay SSG Capital Advisors, LLC and Chiron Financial LLC (the “Investment Bankers”) a total of $30,000 as a Contingent Fee as defined in Doc. No. 807, plus any unpaid reasonable and documented expenses up to the $100,000 cap provided for in Doc. No. 807, and less any amounts previously paid to the Investment Bankers on an interim basis.

130.            The Debtors agree to pay Trott & Duncan, Limited a total of $60,000, less any amounts previously paid on an interim basis.

131.            Hoover Slovacek LLP’s (“HSLLP”) fees and expenses shall be determined in accordance with applicable law and the order appointing HSLLP upon the filing of a final fee application. Any disputes regarding the reasonableness of the fees and expenses incurred by the Equity Committee professionals shall be resolved by the Court in accordance with the applicable Court orders appointing such Equity Committee professionals and the Bankruptcy Code.

h.	Service of Confirmation Order to Holders of EXXI Interests.

132.            The Debtors, through Epiq, shall cause the Confirmation Order to be served on Holders of EXXI Interests at the Debtors’ cost pursuant to the procedures used by Epiq to notify EXXI Interests during the Chapter 11 Cases.

133.            Louisiana Department of Revenue Stipulation. Any Setoff rights of the Louisiana Department of Revenue (the “LDR”) that may exist under applicable non-bankruptcy law shall be retained by the LDR and are not impaired under the Plan; provided, however, that the rights of the Debtors and the Reorganized Debtors to contest any such asserted setoff rights are reserved in all respects. The LDR shall not be required to file a request for the payment of an expense described in  section 503(b)(1)(B) or (C) of the Bankruptcy Code as a condition of such expense being allowed as an administrative expense. The Debtors shall be able to file any unfiled Louisiana tax returns within 60 days from the Confirmation Date, subject to any written mutual extension to the filing period and their books, records and supporting documentation shall be maintained in accordance with  applicable Louisiana law. The Debtor shall not estimate the LDR’s claims for purpose of maximum recovery at any amount less than the full amount of its current claims, unless or until such tax returns have been filed and reviewed by the LDR, and any disputes regarding such claims shall be handled in the claims objection process. To the extent required pursuant to 11 U.S.C. §1129(a), post-effective date interest shall be paid at the applicable non-bankruptcy rate pursuant to 11 U.S.C. §511.

134.            Archrock Stipulation. The Debtors and Archrock Services, L.P. and Archrock Partners Operating, L.L.C. (collectively, “Archrock”) have consensually resolved disputes relating to assumption or rejection and numerous executory contracts between the Debtors and Archrock. Pursuant to section 365 of the Bankruptcy Code, all Archrock contracts are assumed, save and except to the limited extent previously rejected by the Order (A) Authorizing the Debtors to Reject Certain Executory Contracts Effective Nunc Pro Tunc to July 26, 2016, and (B) Granting Related Relief  [Docket No. 1133]. For the avoidance of doubt, as set forth in Docket No. 1133, the following Archrock contracts (in addition to any other contracts not specifically rejected) are not rejected and are assumed under the Plan:

a.	Master Compression Services Agreement between Archrock Partners, L.P. (as successor in interest to UC Operating Partnership, L.P.), and Energy XXI Services, LLC, dated February 22, 2007;

b.	Master Service Agreement between Archrock Services, L.P. ( f/k/a Exterran Energy Solutions, L.P.), and Energy XXI Services, LLC, dated December 6, 2011; and

c.	Master Compression Services Agreement between Archrock Services, L.P. (f/k/a Exterran Energy Solutions, L.P.), and Energy Partners, Ltd., dated April 24, 2012.

135.            Archrock shall have an Allowed Cure Claim (the “Archrock Cure Claim”) of $1,055,905 (for prepetition amounts owed to Archrock) plus any postpetition amounts that remain unpaid as of the Effective Date. For the avoidance of doubt, notwithstanding anything contained in the Plan, the Plan Supplement, the Confirmation Order or any other order of the Court to the contrary, (i) Debtors shall pay Archrock all undisputed postpetition charges in the ordinary course of business and shall pay Archrock all past due undisputed postpetition charges, if any, no later than the Effective Date; and (ii) Archrock shall retain all Liens, if any, that secure each Archrock Claim after the Effective Date until such Claim and Lien are paid in accordance with the Plan.

136.            W&T Stipulation. Notwithstanding anything contained herein or in the Plan, the objections, rights, interests, claims, and defenses of W&T Offshore, Inc. (“W&T”) set forth in the Objection to Confirmation of Plan Filed by W&T Offshore, Inc. [Docket No. 1606] and the Supplemental Objection to Confirmation of Plan Filed by W&T Offshore, Inc. [Docket No. 1703] with respect to the amount of W&T’s Cure Claim are reserved and preserved in their entirety until a further order providing otherwise. Notwithstanding anything contained herein or in the Plan, W&T shall have the right to amend or supplement its Cure Claim to reflect amounts billed for activity occurring on or before the Effective Date.  The proper amount of W&T’s Cure Claim shall be determined by agreement between the Reorganized Debtors and W&T.  In the event that the Reorganized Debtors and W&T cannot agree on the amount of W&T’s Cure Claim, the amount of W&T’s Cure Claim will be determined in the claims objection process and/or administrative claim determination process.  Notwithstanding anything contained in this Confirmation Order or in the Plan, all of the Debtors’ rights, interests, claims, and defenses with respect to the W&T’s Cure Claim are reserved and preserved in their entirety.

137.            Notwithstanding anything contained herein or in the Plan , to the extent any valid liens exist on property governed by contracts with W&T (whether W&T is the original operator or the successor operator under those contracts) that the Debtors intend to assume and/or assign, nothing in this Order shall be deemed to release the Debtors’ obligations, if any, associated with those liens, release, terminate, or expunge those liens, and/or affect W&T’s lien rights under the applicable agreements and applicable law, if any, after the Effective Date.

138.            Western Geco Stipulation. The Debtors and WesternGeco, LLC (“WesternGeco”) have consensually resolved disputes related to the assumption of certain executory contracts between the Debtors and WesternGeco (the “WesternGeco Assumed Licenses”) governing certain seismic data (the “WesternGeco Assumed Data”). This resolution is embodied in that certain agreement between the Debtors and WesternGeco, dated as of December 12, 2016 (the “WesternGeco Letter Agreement”). Pursuant to section 365 of the Bankruptcy Code, subject to and conditioned upon the Debtors’ agreement to timely comply with all of the terms and conditions of the WesternGeco Letter Agreement, this Confirmation Order approves the assumption of the WesternGeco Letter Agreement, as well as the WesternGeco Assumed Licenses and supplements related to the WesternGeco Assumed Data as of the Effective Date.  For the avoidance of doubt, the Debtors compliance with the terms of the WesternGeco Letter Agreement shall satisfy all cure amounts potentially arising under the WesternGeco Assumed Licenses as a result of the transactions contemplated by the Plan (including with respect to any change of control or ownership of the Debtors).

139.            SEI Stipulation. Debtors and Seismic Exchange, Inc. and its affiliates (together “SEI”) have consensually resolved potential disputes related to the assumption and rejection of certain executory contracts between the Energy XXI Services, LLC and SEI (the “SEI Assumed Licenses” and the “SEI Rejected Licenses”, respectively) governing certain seismic data (the “SEI Assumed Data”). This resolution is embodied in that certain agreement between the Debtors and SEI, dated as of December 12, 2016 (the “SEI Letter Agreement”). Pursuant to section 365 of the Bankruptcy Code, subject to and conditioned upon the Debtors’ agreement to timely comply with all of the terms and conditions of the SEI Letter Agreement, this Confirmation Order approves the assumption of the SEI Letter Agreement, as well as the SEI Assumed Licenses and supplements related to the SEI Assumed Data as of the Effective Date.  For the avoidance of doubt, the Debtors compliance with the terms of the SEI Letter Agreement shall satisfy all cure amounts potentially arising under the SEI Assumed Licenses as a result of the transactions contemplated by the Plan (including with respect to any change of control or ownership of the Debtors).

140.            SEITEL Stipulation. The Debtors and Seitel Data, Ltd., Seitel Data Corp., Seitel Offshore Corp., Seitel Canada Ltd. f/k/a Olympic Seismic Ltd. and Veritel Seismic Data Alliance (collectively,  “Seitel”) have consensually resolved disputes related to the assumption and rejection of numerous executory contracts between the Debtors and Seitel. This resolution is embodied in that certain Continuation Agreement between the Debtors and Seitel, dated as of December 13, 2016 (the “Seitel Letter Agreement”). Pursuant to Section 365 of the Bankruptcy Code, (a) subject to and conditioned upon the Debtors’ agreement to timely comply with all of the terms and conditions of the Seitel Letter Agreement, this Confirmation Order approves the assumption of the Seitel Letter Agreement, as well as the Master License Agreements and all supplemental documents related to the Transferred Data (each as defined in the Seitel  Letter Agreement) as of the Effective Date, and (b) notwithstanding anything in the Plan, the Plan Supplement, or this Confirmation Order to the contrary, this Confirmation Order also approves the rejection of all other executory contracts and all rejection obligations (as defined in the Seitel Letter Agreement) as of the Effective Date.  For the avoidance of doubt, the Debtors compliance with the terms of the Seitel Letter Agreement shall satisfy all cure amounts potentially arising under the Master License Agreements and all supplemental documents related to the Assumed Data (each as defined in the Seitel Letter Agreement) as a result of the transactions contemplated by the Plan (including with respect to any change of control or ownership of the Debtors).

141.            Fairfield Stipulation. The Debtors and Fairfield Industries Inc. and its affiliates (together “Fairfield”) have consensually resolved disputes related to the assumption and assignment of certain executory contracts between the Debtors and Fairfield (the “Fairfield Assumed Licenses” and the “Fairfield Rejected Licenses”, respectively) governing certain seismic data (the “Fairfield Assumed Data”). This resolution is embodied in that certain agreement between the Debtors and Fairfield, dated as of December 13, 2016 (the “Fairfield Letter Agreement”). Pursuant to section 365 of the Bankruptcy Code, subject to and conditioned upon the Debtors’ agreement to timely comply with all of the terms and conditions of the Fairfield Letter Agreement, this Confirmation Order approves the assumption of the Fairfield Letter Agreement, as well as the Fairfield Assumed Licenses and supplements related to the Fairfield Assumed Data as of the Effective Date.  For the avoidance of doubt, the Debtors compliance with the terms of the Fairfield Letter Agreement shall satisfy all cure amounts potentially arising under the Fairfield Assumed Licenses as a result of the transactions contemplated by the Plan (including with respect to any change of control or ownership of the Debtors). Nothing in this Confirmation Order shall relieve the Debtors from complying with all obligations in the Fairfield Letter Agreement, including the obligations under the Assumed Licenses as modified by the Fairfield Letter Agreement.

142.            Geophysical Pursuit Stipulation. The Debtors and Geophysical Pursuit, Inc. and its affiliate (together “GPI”) have consensually resolved disputes related to the assumption of the following executory contracts between the Debtors and GPI (the “GPI Assumed Licenses”) governing certain seismic data (the “GPI Assumed Data”): 2012 Master Geophysical Data-Use License Agreement and two related supplements and the 2014 Master Geophysical Data-Use License Agreement and one related supplement. This resolution is embodied in that certain letter agreement between the Debtors and GPI, dated as of December 12, 2016 (the “GPI  Letter Agreement”). Pursuant to section 365 of the Bankruptcy Code, subject to and conditioned upon the Debtors’ timely compliance with all of the terms and conditions of the GPI Letter Agreement, this Confirmation Order approves the assumption of the GPI Letter Agreement, as well as the GPI Assumed Licenses related to the GPI Assumed Data as of the Effective Date.  For the avoidance of doubt, the Debtors’ compliance with the terms of the GPI Letter Agreement shall satisfy all cure amounts potentially arising under the GPI Assumed Licenses as a result of the transactions contemplated by the Plan (including with respect to any change of control or ownership of the Debtors).

143.            TGS Stipulation. TGS-NOPEC Geophysical Company (“TGS”) is party to a number of licensing agreements (the “Licensing Agreements”) with Hall-Houston Oil Company,4 Energy Partners, Ltd., EPL Oil & Gas, Inc., and Energy XXI Services. LLC.  A2D Technologies d/b/a TGS Geological Products & Services (“A2D”)  and Energy XXI are parties to a LOG-LINE Plus!® Operating Agreement (the “Operating Agreement,” together with the Licensing Agreements, the “TGS Agreements”).  The TGS Agreements are listed on Exhibit 12 to the Limited Objection of TGS-NOPEC Geophysical Company and A2D Technologies d/b/a TGS Geological Products & Services to Confirmation of the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 1423], which is incorporated herein by reference.  The Debtors, TGS, and A2D have consensually resolved all disputes related to the assumption of the TGS Agreements. This resolution is embodied in that certain letter agreement between the Debtors, TGS, and A2D, dated as of December 12, 2016 (the “TGS Letter Agreement”).  Pursuant to Section 365 of the Bankruptcy Code, (a) subject to and conditioned upon the Debtors’ agreement to timely comply with all of the terms and conditions of the TGS Letter Agreement, this Confirmation Order approves the assumption of the TGS Letter Agreement, as well as the TGS Agreements as of the Effective Date, and (b) notwithstanding anything in the Plan, the Plan Supplement, or this Confirmation Order to the contrary, the TGS Agreements and the TGS Letter Agreement shall be binding on the Reorganized Debtors, TGS, and A2D, as applicable, as of the Effective Date.  For the avoidance of doubt, the Debtors’ compliance with the terms of the TGS Letter Agreement shall satisfy all cure amounts potentially arising under the TGS Agreements as a result of the transactions contemplated by the Plan (including with respect to any potential change of control or ownership of any Debtor).

[4]	Hall-Houston Oil Company was acquired by Energy Partners, Ltd., a debtor in this jointly administered case. Its license agreement was transferred by Hall-Houston Oil Company to Energy Partners, Ltd. with the express consent of TGS.

144.            Enterprise Products Stipulation.  Notwithstanding anything else to the contrary in the Plan, this Confirmation Order, or any other order of the Court, effective immediately upon entry of this Confirmation Order: (a) the applicable Debtor shall be deemed to have rejected the Enterprise Contracts to which it is a party as of December 31, 2016 pursuant to section 365 of the Bankruptcy Code; and (b) the Enterprise Contracts Property shall be deemed abandoned by the Debtors in all respects as of December 31, 2016 under section 554 of the Bankruptcy Code and in accordance with applicable state law to any person or entity with a possessory or ownership interest of any nature in and to the Enterprise Contracts Property; provided, however, that such abandonment shall not require any such entity or person to actually take ownership of such Enterprise Contracts Property.

145.            The Enterprise Contracts Property shall not become property of the Reorganized Debtors and the Reorganized Debtors shall not have any liabilities or obligations of any kind or nature related to or in connection with, in any manner, the Enterprise Contracts Property.

146.            Subject to the foregoing, all rights, claims, and defenses the Debtors, the Reorganized Debtors, or Enterprise may have against the other party (a) in connection with the Enterprise Contracts and arising prior to the Abandonment Date, (b) arising from the rejection of the Enterprise Contracts; and (c) unrelated to the Enterprise Contracts, are fully preserved, including, without limitation, any rights, claims, or defenses asserted by, or that could have been asserted by, the Debtors, Reorganized Debtors, or Enterprise against the other party prior to commencement of the Chapter 11 Cases.

147.            Escheat Stipulation. Notwithstanding anything else to the contrary in the Plan, Confirmation Order or any other order of the Court, the following provisions shall govern the treatment of all claims of the Texas Comptroller arising under the Texas Unclaimed Property Laws:

a.	Upon the Effective Date, or within fourteen (14) days thereafter, the Reorganized Debtors shall remit the Adjusted Audit Unclaimed Property in the amount of $200,355.21 to the Texas Comptroller. Upon such payment, the Debtors and the Reorganized Debtors shall be deemed to have delivered the Adjusted Audit Unclaimed Property in good faith as provided in Section 74.304 of the Texas Unclaimed Property Laws and are entitled to the protections granted thereunder.

b.	The Texas Comptroller, in full satisfaction of the Interest/Penalties Claims, is hereby granted an allowed general unsecured claim in the amount of $203,806.79 to be paid pursuant to the Plan and Confirmation Order. The allowed general unsecured claim in the amount of $203,806.79 shall be deemed allowed by the Plan and Confirmation Order. The Texas Comptroller may, but shall not be required to, file amended proofs of claims to reflect this allowed general unsecured claim.

c.	The Debtors and Reorganized Debtors are authorized to provide notice of the delivery of the Adjusted Audit Unclaimed Property to the Texas Comptroller to all persons or entities reasonably known to the Debtors or Reorganized Debtors to have a claim to any of the Adjusted Audit Unclaimed Property (the “Property Claimants”) at the last known address of such Property Claimants.

148.        Apache Stipulation. Reorganized Debtors and any designees will be required to pay or continue to pay any undisputed amounts due that, under contracts or leases in the Schedule of Assumed Executory Contracts and Unexpired Leases,  (i) become due between December 6, 2016 and the Effective Date of the Plan, or (ii) may become due after the Effective Date of the Plan, but relate to obligations accrued pre-Effective Date; provided however, that the Reorganized Debtors and the Apache entities reserve all rights with respect to any disputed amounts owed in relation to the foregoing.

149.        As of the Effective Date, no party to the Exploration Agreement dated February 1, 2013 between Apache Corporation, Fieldwood Energy LLC, and Energy XXI GOM, LLC is liable for fees relating to transfer, sale, or licensing of the data covered by the Exploration Agreement, including as a result of the transactions contemplated by the Plan.

150.        Gulf South. Reorganized Debtors and any designees will be required to pay or continue to pay any undisputed amounts that, under contracts or leases in the Schedule of Assumed Executory Contracts and Unexpired Leases, (i) become due between December 6, 2016 and the Effective Date of the Plan, or (ii) may become due after the Effective Date of the Plan, but relate to obligations accrued pre-Effective Date; provided, however, that the Recognized Debtors and Gulf South Pipeline Company, L.P. reserve all rights with respect to any disputed amounts owed in relation to the foregoing,

151.        Fieldwood Stipulation. Regarding the cure amount objections raised in Fieldwood Energy’s (“Fieldwood”) Objection to the Debtors’ Proposed Cure Amounts [Docket No. 1504] related to the assumption of certain Fieldwood-related contracts outlined in Exhibit H to the Plan Supplement [Docket No. 1239], Fieldwood and the Debtors agree: i) that the Debtors owe a minimum of $ 2,335,401.22 to Fieldwood for pre-petition cure amounts, with additional cure amounts being owed to Fieldwood (the final amounts have not fully agreed upon by the parties); ii) that the Debtors owe Fieldwood for post-petition cure amounts, but the final amounts have not been fully agreed upon by the parties or relate to post-petition invoices issued by Fieldwood that have not yet come due in the ordinary course of business and are still subject to review by the Debtors; iii) that the Debtors agree to pay the undisputed amounts set forth in this paragraph to Fieldwood within ten days after entry of this Confirmation Order approving the Debtors’ Plan; iv) the parties shall continue to negotiate in good faith to resolve the issues regarding the remaining pre-petition or post-petition cure amounts owed to Fieldwood; v) to the extent they are unable to resolve the issues surrounding the additional cure amounts, the parties fully reserve all of their rights regarding the disputed pre-petition or post-petition cure amounts asserted by Fieldwood in excess of the undisputed cure amounts noted in this paragraph; vi) notwithstanding anything in the Plan or any other Plan related documents, the Debtors agree that Fieldwood shall have the right to assert additional cure claims for any and all post-petition cure amounts owed to Fieldwood, including any amounts that have accrued or will accrue before the Effective Date of the Plan, as well as any post-petition administrative claims for any other unpaid post-petition amounts owed to Fieldwood by one or more of the Debtors.

152.        Nexen Stipulation. Notwithstanding the Plan discharges and similar provisions, the Plan and Confirmation Order do not serve to prevent Devon Energy Production Company, LP, Nexen Petroleum Offshore U.S.A. Inc. and Noble Energy, Inc., their affiliates, related entities, successors and assigns (collectively the “P&A Claim Objectors”) or any one of such objectors from asserting in the future that under applicable law any particular claim of any of the P&A Claim Objectors for plugging or abandonment, indemnification , or reimbursement could not be discharged or limited whether the particular claim arises under or is related to private contract or federal or state law. Likewise, nothing prevents the Reorganized Debtors under the Plan and Confirmation Order from having the ability to assert that pursuant to applicable law, the Plan and /or Confirmation Order does discharge or limit any such particular claim of any of the P&A Claim Objectors, if or when such particular claim is asserted. As such, any determination as to whether any of the claims of any of the P&A Claim Objectors are released, extinguished, discharged, affected or otherwise altered by the Plan and/or this Confirmation Order is fully preserved. For the avoidance of doubt, this paragraph does not affect or alter the effect of the Plan and Confirmation Order or any discharges or similar provisions contained therein under applicable law, however it being expressly understood that as to the P&A Claim Objectors, the Plan discharges and similar provisions are only effective as allowed under applicable law.

153.        Wilmington Trust, National Association Stipulation. The stipulations contained in the Stipulation and Agreed Order Regarding Liquidation and Allowance of Proofs of Claim Filed by Wilmington Trust, National Association, as Indenture Trustee [Docket No. 1749] are hereby included in their entirety herein and approved by the Court.

154.        Delaware Trust Company Stipulation. The stipulations contained in the Stipulation and Agreed Order Regarding Liquidation and Allowance of Proofs of Claim Filed by Delaware Trust Company, as Indenture Trustee. [Docket No. 1750] are hereby included in their entirety herein and approved by the Court.

155.        Governmental Agencies. Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins:  (a) any liability to any “governmental unit” as defined in 11 U.S.C. § 101(27) (“Governmental Unit”) that is not a “claim”; (b) any Claim of a Governmental Unit arising on or after the Effective Date; (c) any police or regulatory liability to a Governmental Unit on the part of any Entity as the owner, permittee, or operator of property after the Effective Date; or (d) any liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors.  Nor shall anything in this Confirmation Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence.  Subject to the limitations provided in section 553 of the Bankruptcy Code, nothing in this Confirmation Order or the Plan shall affect any right to exercise setoff or recoupment of the United States of America (including any agencies or subagencies thereof) that may exist, if any. Notwithstanding any provision in the Plan or Confirmation Order to the contrary: (a) nothing in the Plan or this Confirmation Order shall release, discharge, enjoin, or preclude the exercise of any right of setoff or recoupment by the United States of America, inclusive of its agencies and subagencies (the “United States”); (b) the United States shall not be required to file a request for the payment of an expense described in  Section 503(b)(1)(B) or (C) of the Bankruptcy Code as a condition of such expense being allowed as an administrative expense; and (c) the IRS may pursue ordinary course collection remedies after the Effective Date for the collection of taxes for taxable years ending after the Petition Date.  To the extent that any dispute arises with respect to any defenses that may be raised relating to this paragraph, nothing in this Confirmation Order or the Plan shall divest any tribunal of any jurisdiction to interpret or adjudicate any such defenses.

156.        The Debtors shall not abandon or otherwise reject any of their interests in any federal oil and/or gas leases, Rights-of-Use and Easement, or Rights-of-Way (collectively, the “Federal Lease Interests”) pursuant to the Plan.

157.        The Reorganized Debtors shall assume and succeed to all obligations of the Debtors under that certain Long Range Plan between the Debtors and the Bureau of Ocean Energy Management (“BOEM”) dated February 29, 2016, as may be amended by the express written agreement of BOEM; provided, however, that the Reorganized Debtors expressly acknowledge that: (i) their financial assurance requirements can be subject to increase or change in the Department of the Interior’s (“Interior”) regulatory discretion as provided for in applicable laws, regulations and Notices to Lessees; and (ii) the Long Range Plan is subject to BOEM’s continuing acceptance and approval.

158.        The Reorganized Debtors shall: (i) provide appropriate updates to qualification cards and other information maintained by Interior upon request; and (ii) provide information relating to their finances to demonstrate, to Interior’s satisfaction, compliance with applicable financial assurance requirements set forth in The Outer Continental Shelf Lands Act, 43 U.S.C. §§ 1331 et. seq. (“OCSLA”), its implementing regulations and any other applicable laws.

159.        The Reorganized Debtors shall assume and succeed to all obligations in connection with the Federal Lease Interests assumed pursuant to the Plan, which shall include all obligations due under the applicable statutes, regulations, Notices to Lessees, and any idle iron plan accepted and approved by the Department of the Interior. The regulatory and lease obligations being assumed by the Reorganized Debtors in this paragraph include, but are not limited to: (i) the performance of maintenance and monitoring obligations as required by applicable federal regulations, (ii) decommissioning of all facilities when due; (iii) maintenance of an adequate Oil Spill Response Plan; (iv) maintenance of an adequate Safety and Environmental Management Systems plan; and (v) correction of any outstanding incidents of non-compliance.

160.        The Reorganized Debtors shall provide the documents set forth and described on Schedule A of Exhibit 2 to this Confirmation Order (the “ONRR Schedule”) to the Office of Natural Resources Revenue (“ONRR”) by the production deadlines set forth therein. All terms set forth in the ONRR Schedule are incorporated herein as if expressly set forth herein.

161.        Any amounts owed to the United States by the Reorganized Debtors under any Federal Lease Interests shall be paid in full when due in the ordinary course, and nothing in this Confirmation Order, Plan, Plan supplement or any other document implementing the Plan shall be interpreted to set cure amounts or require the United States to approve of the assumption and/or assignment of any of the Federal Lease Interests except pursuant to existing regulatory requirements and applicable law; provided, however, that the Debtors shall pay $10,971.48 (the “ONRR Payment”) to ONRR on or before the Effective Date of the Plan as payment for certain unpaid royalties and interest owing on late paid royalties under several of the Debtors’ Federal Lease Interests. ONRR’s acceptance of the ONRR Payment is without prejudice to ONRR’s rights to make additional demands for payment after an analysis of the documents produced to ONRR in paragraph 160 and/or after an audit and/or compliance review as set forth in paragraph 162.

162.        Notwithstanding any other provision of this Confirmation Order, the Plan, any plan supplement, or any other document implementing the Plan, Interior shall retain the right to perform any audit and/or compliance review on the Federal Lease Interests, and if appropriate, collect from the Reorganized Debtors any additional monies owed by the Debtors or Reorganized Debtors on the Federal Lease Interests in addition to the ONRR Payment, without those rights being adversely affected by these bankruptcy proceedings. Such rights shall be preserved in full as if this bankruptcy had not occurred. The Reorganized Debtors will retain all defenses, other than defenses arising from the bankruptcy; provided, however, that any challenge based on a defense must be raised in the United States’ administrative review process. The audit and compliance period shall remain open for the full statute of limitations period established by applicable law.

163.        To the extent that any conflict is deemed to exist between: (i) paragraphs 155 through 163 herein and (ii) any other portion of this Confirmation Order, the Plan, as amended, the plan supplement or any other document implementing the Plan, paragraphs 155 through 163 of this Confirmation Order shall control and shall supersede any such conflicting provisions.

164.         Claims of the Texas Comptroller. Notwithstanding anything else to the contrary in the Plan, this Confirmation Order or any other Order of the Court, these provisions govern the treatment of the claims of the Texas Comptroller: (1) the Texas Comptroller’s rights of setoff and recoupment are expressly preserved and shall not be altered or impaired, subject to the limitations, if any, provided in section 553 of the Bankruptcy Code; (2) nothing provided in the Plan or this Confirmation Order shall affect the ability of the Texas Comptroller to pursue any non-debtor third parties, to the extent allowed by non-bankruptcy law, for any liabilities that may be related to any Texas state tax liabilities owed by the Debtors or their estate; (3) the Reorganized Debtors will timely file all required postpetition tax returns, or timely file a request for extension, and will timely pay all postpetition taxes owed to the Texas Comptroller, including any postpetition penalties and interest, which accrue subsequent to the Petition Date or following the confirmation of the Plan in the ordinary course of business. Pursuant to section 503(b)(1)(D) of the Bankruptcy Code, the Texas Comptroller is not required to file a motion or application for payment of administrative expense claims as a condition for any such administrative expense claims to be Allowed; (4) the provisions of Article IV, paragraph M of the Plan shall not be construed to expand or extend beyond the statutory language of section 1146(a) of the Bankruptcy Code; (5) Article VI, paragraph G of the Plan shall not be construed to alter or amend Texas state law governing refund claims made by taxpayers, nor to create any right of setoff against the Texas Comptroller; and (6) the Texas Comptroller may file amended or late claims allowed by an order of the Court.

165.        Withdrawal of Repurchased Bonds. Prior to the Effective Date, the Debtors are authorized and directed to take all actions necessary or desirable to ensure that the EPL Repurchased Bonds and EGC Repurchased Bonds (collectively, the “Repurchased Bonds”) do not participate in distributions on account of the EPL Unsecured Notes Claims or EGC Unsecured Notes Claims, including, without limitation, to (i) issue a withdrawal instruction for the Repurchased Bonds to the custodians or nominees for the Repurchased Bonds and (ii) provide duly executed letters to the EPL Unsecured Notes Indenture Trustee and EGC Unsecured Notes Indenture Trustee to accept such withdrawal for cancellation; provided, however, that all such actions shall be deemed null and void ab initio if the Effective Date does not occur.

166.        State and Local Taxing Authorities. Notwithstanding anything herein to the contrary, with respect to any Allowed Secured ad valorem tax Claim held by Harris County, Texas or Cypress-Fairbanks Independent School District (collectively, “Harris County”), Harris County shall retain a lien on the collateral or the proceeds of such collateral, if applicable, securing such Claim until such time as such Claim is paid in full.

167.        Compliance with Tax Requirements. Each holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution. Any party making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements reasonably satisfactory to such issuing or distributing party for payment of any such tax obligations. The Debtors or Reorganized Debtors, as applicable, are authorized to take all actions necessary or appropriate to comply with applicable withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. Each holder of an Allowed Claim shall have the option to apply such holder’s Pro Rata share of consideration distributed under the Plan (cash or value) to satisfy outstanding principal of or accrued interest on such holder’s Allowed Claim, as such allocation is determined by such holder in its sole discretion.

168.        Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the Exit Facility; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation of any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

169.        Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order.

170.        Continued Effect of Stays and Injunctions. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence on the Confirmation Date shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

171.        Administrative Claims Bar Date. Unless otherwise provided by the Plan, this Confirmation Order, any other applicable order of the Bankruptcy Court, or agreed to by the holder of an Allowed Administrative Claim and the Debtors, all requests for Payment of Administrative Claims must be Filed and served on the Debtors no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.

172.        Debtors’ Actions Post-Confirmation Through the Effective Date. During the period from entry of this Confirmation Order through and until the Effective Date, each of the Debtors shall continue to operate its business as a debtor in possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, and this Confirmation Order and any order of the Court that is in full force and effect.

173.        Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent (and subject to such other consents and consultation rights set forth in the Plan) in accordance with the terms set forth in the Plan; and (c) nonseverable and mutually dependent.

174.        Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan and the Plan Support Agreement, in each case, subject to any applicable consultation and approval rights and conditions set forth therein. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights prior to the Effective Date to revoke or withdraw, or to alter, amend, or modify materially the Plan with respect to such Debtor, one or more times after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X.A of the Plan.

175.        Applicable Non-bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

176.        Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the implementation or consummation of the Plan, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan.

177.        Exemption from Registration Requirements. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Equity and the New Warrant Package as contemplated by the Plan, including any securities issued in connection with any subsequent exercise of the New Warrant Package, shall be exempt from the registration requirements of section 5 of the Securities Act and any other available exemption from registration under the Securities Act, as applicable. In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan, including the New Equity and the New Warrant Package (and any securities issued in connection with any subsequent exercise of the New Warrant Package), shall be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any other applicable regulatory approval.

178.        Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order, substantially in the form attached hereto as Exhibit A (the “Confirmation Order Notice”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all holders of Claims and Interests within ten Business Days after the date of entry of this Confirmation Order or as soon as reasonably practicable thereafter. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall file notice of the Effective Date and shall serve a copy of the same on the above-referenced parties. The notice of the Effective Date may be included in this Confirmation Order Notice, and, for the avoidance of doubt, this Confirmation Order Notice may be modified to exclude the notice of Effective Date. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall provide due and timely notice of the Administrative Claims Bar Date, which notice may be included in the notice of the Effective Date and/or Confirmation Order Notice. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The above-referenced notices are adequate under the particular circumstances of the Chapter 11 Cases and no other or further notice is necessary.

179.        Failure of Consummation. The Plan shall not become effective unless and until the conditions set forth in Article IX.B of the Plan have been satisfied or waived pursuant to Article IX.C of the Plan. If the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; (c) no distributions will be made; and (d) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action, (ii) prejudice in any manner the rights of any Debtor or any other Entity (including, without limitation, the Creditors’ Committee), or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity (including, without limitation, the Creditors’ Committee).

180.        Termination of the Plan Support Agreement. On the Effective Date, the Plan Support Agreement will terminate in accordance with Section 11 thereof.

181.        Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

182.        References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

183.        Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

184.        Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, then, solely to the extent of such inconsistency, the terms of this Confirmation Order govern and control.

185.        Termination of Challenge Period. The Challenge Deadline (as defined in the Cash Collateral Order) shall be deemed to have terminated on the earlier of the Effective Date and January 31, 2017, and, upon such termination, the stipulations, admissions, findings, and release contained in the Cash Collateral Order shall be binding on the Debtors’ estates and all parties in interest upon such termination except to the extent that the Challenge Deadline previously was extended by mutual agreement.

186.        Final Order. This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

187.        Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

188.        Retention of Jurisdiction. Except as set forth in the Plan or this Confirmation Order, the Court may properly, and upon the Effective Date shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of the Exit Facility or the documents executed in connection therewith or any liens, rights, or remedies related thereto except to the extent that this Confirmation Order has been vacated or reversed, but instead, such enforcement shall be governed as set forth in the Exit Facility Documents.

Signed: December 13, 2016.
/s/ David R. Jones
DAVID R. JONES UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Plan of Reorganization

Exhibit 2

ONRR Schedule

SCHEDULE A

(the “ONRR Schedule”)

Within 60 days following the Effective Date of the Plan but no earlier than January 15, 2017 (the “Initial ONRR Production Deadline”), the Reorganized Debtors shall produce the below described document categories to ONRR, which production shall include all documents encompassed by the document categories dated on or after Transaction Date, for each BOEM Lease Number as set out in the chart below:

A.	Gas plant settlement statements
B.	Run Tickets/LACT meter statements
C.	Purchase statements/Invoices for gas (unprocessed, residue, and natural gas liquids) and oil
D.	Documentation and equipment list for gas claimed for beneficial use
E.	Sales/Purchase contracts for oil and gas production (including buy/sell agreements and exchange agreements)
F.	Transportation and processing agreements for oil and gas
G.	Authorizations for venting, flaring or suspension of operations (if applicable)

ONRR LEASE	BOEM	DESCRIPTION	OPERATOR/PAYOR	TRANSACTION DATE	PREDECESSORS
540012300	G01230	SS 208 BLK 215	EPL	Nov-12	Hilcorp
550000320	32	GI 18	EXXI	Feb-11	Exxon
540010820	G01082	WD 72	EXXI	Feb-11	Exxon
540032360	G03236 Unit 754388006	HI 179	EPL	Nov-12 - Jan-14	Hilcorp
540164930	G16493	MP 61	EXXI	Feb-09	N/A
540256060	G25606	HI A373	M21K	Sep-12	EP Energy
550003100	310	SMI 240	EPL	Nov-12	Hilcorp
550003100	310	SMI 240	CHEVRON (M21K)	Sep-12	EP Energy
550008270	827	SS 208 BLK 209	EPL	Nov-12	Hilcorp

By March 1, 2017 (the “Third Party Production Deadline”; together with the Initial ONRR Production Deadline, the “ONRR Production Deadlines”), the Reorganized Debtors shall produce the above-described document categories for each BOEM Lease Number set out in the chart above for the period from February 1, 2009 until the Transaction Date. In connection with the Third Party Production Deadline, the Reorganized Debtors will diligently seek such documents from the Predecessors set forth on the chart above.

The ONRR Production Deadlines shall be extended if needed by written consent of the parties, which consent shall not be unreasonably withheld. For the avoidance of any doubt, the bankruptcy court shall not have the discretion to extend the production deadlines set forth in this ONRR Schedule in a manner that conflicts with any deadlines provided for by applicable laws and regulations in the event that ONRR performs an audit or a compliance review in its regulatory discretion.

The documents referenced in this schedule represent only a sampling of the properties for which the Debtors or Reorganized Debtors may owe obligations to ONRR and are not meant to be exhaustive. ONRR’s rights to request additional documents to reconcile, volume and/or value discrepancies are expressly preserved.

Exhibit A

Proposed Confirmation Order Notice

in the united states bankruptcy court

Southern district of texas
houston DIVISION

In re: ENERGY XXI LTD, et al., Debtors.[1]	§ § § § § § §	Case No. 16-31928 (Chapter 11) Jointly Administered Related to Docket Nos. [__]

NOTICE OF (I) ENTRY OF ORDER
CONFIRMING THE SECOND AMENDED
Proposed JOINT chapter 11 plan of
reorganization AND (II) OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE that on December [__], 2016, the Honorable David R. Jones, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Court”), entered the order [Docket No. __] (the “Confirmation Order”) confirming the Second Amended Proposed Joint Chapter 11 Plan of Reorganization (the “Plan”). Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on [_______], 2016.

PLEASE TAKE FURTHER NOTICE that copies of Confirmation Order and the Plan, as well as other documents filed can be found on the docket of the Chapter 11 Cases and can also be downloaded free of charge from the website of the Debtors’ claims and noticing agent, Epiq Bankruptcy Solutions, LLC, at http://dm.epiq11.com/EnergyXXI.

[1]	The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are: Anglo-Suisse Offshore Pipeline Partners, LLC (9562), Delaware EPL of Texas, LLC (9562), Energy Partners Ltd., LLC (9562), Energy XXI GOM, LLC (0027), Energy XXI Gulf Coast, Inc. (8595), Energy XXI Holdings, Inc. (1638), Energy XXI, Inc. (2108), Energy XXI Leasehold, LLC (8121), Energy XXI Ltd (9286), Energy XXI Natural Gas Holdings, Inc. (7517), Energy XXI Offshore Services, Inc. (4711), Energy XXI Onshore, LLC (0308), Energy XXI Pipeline, LLC (5863), Energy XXI Pipeline II, LLC (8238), Energy XXI Services, LLC (3999), Energy XXI Texas Onshore, LLC (0294), Energy XXI USA, Inc. (8552), EPL of Louisiana, L.L.C. (9562), EPL Oil & Gas, Inc. (9562), EPL Pioneer Houston, Inc. (9749), EPL Pipeline, L.L.C. (1048), M21K, LLC (3978), MS Onshore, LLC (8573), Natural Gas Acquisition Company I, LLC (0956), Nighthawk, L.L.C. (9562), and Soileau Catering, LLC (2767). The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 1021 Main Street, Suite 2626, Houston, Texas 77002.

PLEASE TAKE FURTHER NOTICE that the Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan.

PLEASE TAKE FURTHER NOTICE that pursuant to Article V.B of the Plan, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Court within the earliest to occur of (1) thirty days after the date of entry of an order of the Court (including the Confirmation Order) approving such rejection or (2) thirty days after notice of any rejection that occurs after the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or any Proof of Claim to the contrary. Claims arising from the rejection of the Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.11 of the Plan.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, the deadline for filing requests for payment of Administrative Claims shall be 30 days after the Effective Date and the deadline for filing requests for payment of Professional Fee Claims shall be 45 days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that from and after this date, if you wish to receive notice of filings in this case, you must request for such notice with the clerk of the Court and serve a copy of such notice on counsel to the Reorganized Debtors, listed below. You must do this even if you filed such a notice prior to the Effective Date.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding upon the Debtors and the Reorganized Debtors, as applicable, and any holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or debt has voted on the Plan.

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PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

Dated: December [__], 2016
Houston, Texas	VINSON & ELKINS LLP

	By:	/s/
Harry A. Perrin (TX 15796800)
Bradley R. Foxman (TX 24065243)
Reese A. O’Connor (TX 24092910)
First City Tower
1001 Fannin Street, Suite 2500
Houston, TX 77002-6760
Tel: 713.758.2222
Fax: 713.758.2346
hperrin@velaw.com; bfoxman@velaw.com;
roconnor@velaw.com

- and -

Paul E. Heath (TX 09355050)
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Dallas, TX 75201
Tel: 214.220.7700
Fax: 214.999.7787
pheath@velaw.com

- and -

David S. Meyer (admitted pro hac vice)
Jessica C. Peet (admitted pro hac vice)
Lauren R. Kanzer (admitted pro hac vice)
666 Fifth Avenue, 26th Floor
New York, NY 10103-0040
Tel: 212.237.0000
Fax: 212.237.0100
dmeyer@velaw.com; jpeet@velaw.com;
lkanzer@velaw.com

ATTORNEYS FOR THE DEBTORS

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